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                                                                     Exhibit 5.1





                                  June 30, 2003


White Electronic Designs Corporation
3601 E. University Drive
Phoenix, Arizona  85034

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 (File No. 333-105754), including amendments and exhibits thereto (the "Registration Statement"), for the issuance and sale by White Electronic Designs Corporation (the "Company") of 2,200,000 shares of Common Stock of the Company, and for the resale by each of the Edward A. White Family Limited Partnership and New York Life Insurance Company (collectively, the "Selling Shareholders") of an aggregate of 1,550,000 shares of Common Stock of the Company, we are of the opinion that:

         1. upon their issuance by the Company, the 2,200,000 shares of Common Stock to be sold by the Company under the Registration Statement will be validly issued, fully paid and nonassessable; and

         2. the aggregate 1,550,000 shares of Common Stock of the Company being sold by the Selling Shareholders under the Registration Statement are validly issued, fully paid and nonassessable.

         In rendering this opinion, we have examined and relied upon such documents, records and certificates of the Company and public officials as we have deemed necessary for the purposes of this opinion and have assumed the following:

         (a) the genuineness of all signatures appearing on documents received by us, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as copies;

         (b) the accuracy, completeness and genuineness of all representations and certifications made to us by officers of the Company and by public officials; and

         (c)      the accuracy and completeness of Company records.

         The opinions expressed herein are exclusively limited to the laws of the State of Arizona and the laws of the United States of America which are, in our experience, normally applicable
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White Electronic Designs Corporation
June 30, 2003
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to transactions of the type contemplated by the Registration Statement. We express no opinion on the law of any other jurisdiction or principles of conflicts of law and assume no responsibility for the applicability or effect of any such laws or principles.

         The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to review or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise, or should any facts or other matters upon which we have relied be changed.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.


                                      Very truly yours,


                                      SNELL & WILMER L.L.P.